EXHIBIT 99.1

PetMed Express, Inc. Announces Management Changes

Delray Beach, Florida, August 12, 2025, PetMed Express, Inc. (the “Company”) dba PetMeds and parent company of PetCareRx (NASDAQ: PETS) today announced that its Chief Executive Officer, Sandra Campos, and Chief Financial Officer, Robyn D’Elia, have resigned from their positions and employment with the Company.

As part of the leadership changes, Leslie C.G. Campbell, the Chair of the Company’s Board of Directors (the “Board”), has assumed the role of Interim Chief Executive Officer, and Douglas Krulik, the Company’s Chief Accounting Officer, has assumed the role of Interim Principal Financial Officer. The Company has initiated a search for a new Chief Executive Officer and Chief Financial Officer.

In connection with their resignations from the Company, Ms. Campos and Ms. D’Elia each entered into a separation agreement with the Company on August 11, 2025 under which, in exchange for a general release and waiver of claims against the Company, they will receive severance payments in the form of continuation of their current base salary for thirteen months and the accelerated vesting of a portion of their unvested restricted stock units substantially in accordance with the severance terms of their respective employment agreements. They have also agreed to provide consulting services to the Company for a period of three months on an as-needed basis. A more detailed summary of the terms of the separation agreements is set forth in the Current Report on Form 8-K filed by the Company today with the SEC.

The Company also announced that, in connection with her resignation, Ms. Campos resigned as a member of the Board of Directors effective as of August 11, 2025, whereupon the Board reduced the number of directors on the Board to five members if and until the Board determines to appoint or nominate additional directors. Following her transition to Interim Chief Executive Officer, Ms. Campbell will remain as Chair of the Board of Directors but will resign from both the Board’s Audit Committee and the Compensation and Human Capital Committee. Justin Mennen has been appointed by the Board as its Lead Independent Director. In addition, Peter Batushansky has been appointed to Chair of the Board’s Audit Committee, and Leah Solivan has been appointed to Chair of the Board’s Compensation and Human Capital Committee.

About PetMed Express, Inc.

Founded in 1996, PetMeds is a pioneer in the direct-to-consumer pet healthcare sector. As a trusted national online pharmacy, PetMeds is licensed across all 50 states and staffed with expert pharmacists dedicated to supporting pet wellness and the veterinarians who serve them. Through its PETS family of brands, the Company offers a comprehensive range of pet health solutions - including top-brand and generic pharmaceuticals, compounded medications, and better-for-your-pet OTC supplements and nutrition. Focused on value, convenience, and care, PetMeds and PetCareRx empower pet parents to help their dogs, cats, and horses live longer, healthier lives. To learn more, visit www.PetMeds.com and www.PetCareRx.com.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this press release that do not relate to matters of historical fact should be considered forward-looking statements. Words such as “may,” “could,” “expect,” “project,” “outlook,” “strategy,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “strive,” “goal,” “continue,” “likely,” “will,” “would” and other similar words and expressions are intended to signify forward-looking statements. These forward-looking statements include, without limitation, statements regarding the management and Board changes described above. Forward-looking statements are based on the Company’s current expectations and assumptions regarding future events, which are subject to risks and uncertainties. Actual results could differ materially from those anticipated due to a number of factors, including but not limited to, the completion of the ongoing previously announced investigation by the Audit Committee of the Company’s Board of Directors and other risks described from time to time in the Company’s filings with the Securities and Exchange Commission, including, but not limited to, the Company's Annual Report on Form 10-K for the year ended March 31, 2024, as well as other subsequent filings on Form 10-Q and periodic filings on Form 8-K. You should not place undue reliance on these forward-looking statements, which apply only as of the date of this press release and should not be relied upon as representing the Company’s views as of any subsequent date. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

Investor Contact:
ICR, LLC
John Mills
Reed Anderson
(646) 277-1260
investor@petmeds.com